                                                                  Exhibit (e)(3)


                               AMENDED SCHEDULE A

                              WITH RESPECT TO THE

                             UNDERWRITING AGREEMENT

                                    BETWEEN

                                ING EQUITY TRUST

                                      AND

                           ING FUNDS DISTRIBUTOR, LLC



NAME OF FUND*
 ING Disciplined LargeCap Fund
 ING Growth Opportunities Fund
 ING MidCap Opportunities Fund
 ING MidCap Value Fund
 ING Principal Protection Fund
 ING Principal Protection Fund II
 ING Principal Protection Fund III
 ING Principal Protection Fund IV
 ING Principal Protection Fund V
 ING Principal Protection Fund VI
 ING Principal Protection Fund VII
 ING Principal Protection Fund VIII
 ING Principal Protection Fund IX
 ING Real Estate Fund
 ING SmallCap Opportunities Fund
 ING SmallCap Value Fund



* This Amended Schedule A to the Underwriting Agreement will be effective with respect to the Funds upon the effective date of the post effective amendment to the Trust's Registration Statement with respect to each Fund.



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IN WITNESS WHEREOF, the undersigned have caused this amendment to be executed
as of August   , 2003.


ING EQUITY TRUST                             ING FUNDS DISTRIBUTOR, LLC



/s/ Robert S. Naka                           /s/ Michael J. Roland
------------------------------------         ---------------------------------
Name:  Robert S. Naka                        Name:  Michael J. Roland
Title: Senior Vice President                 Title: Executive Vice President